UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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GARNERO GROUP ACQUISITION COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GARNERO GROUP ACQUISITION COMPANY

Av Brig. Faria Lima 1485 – 19 Andar

Brasilinvest Plaza

Sao Paulo-SP, CEP 01452-002

Brazil

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE __, 2016

TO THE SHAREHOLDERS OF GARNERO GROUP ACQUISITION COMPANY:

You are cordially invited to attend the extraordinary general meeting (the “extraordinary general meeting”) of shareholders of Garnero Group Acquisition Company (“GGAC,” “Company,” “we,” “us” or “our”) to be held at 11:00 a.m. EDT on June __, 2016 at the offices of GGAC’s counsel Graubard Miller, 405 Lexington Avenue, New York, New York 10174, for the sole purpose of considering and voting upon the following proposals:

●	a proposal to amend (the “Extension Amendment”) GGAC’s amended and restated memorandum and articles of association (the “charter”) to extend the date by which GGAC has to consummate a business combination (the “Extension”) to August 25, 2016 (the “Extended Date”); and

●	a proposal to amend (the “Conversion Amendment”) GGAC’s charter to allow the holders of ordinary shares issued in GGAC’s initial public offering (the “IPO”, and such shares sold in the IPO are referred to as the “public shares”) to elect to convert their public shares into their pro rata portion of the funds held in the trust account established at the time of the IPO (the “trust account”) if the Extension is implemented (the “Conversion”), such conversion of shares to be accomplished by means of a repurchase under Cayman Islands law.

Each of the Extension Amendment and the Conversion Amendment is more fully described in the accompanying proxy statement.

The purpose of the Extension Amendment and Conversion Amendment is to allow GGAC more time to complete its previously announced proposed initial business combination with Q1 Comercial de Roupas S.A. (“Grupo Colombo”). GGAC’s IPO prospectus and charter provide that GGAC has until June 25, 2016 to complete an initial business combination. However, Grupo Colombo has been in the process of completing its previously disclosed financial restructuring and the GGAC board currently believes that there may not be sufficient time before June 25, 2016 to allow Grupo Colombo to complete such restructuring and hold the meeting to consummate the business combination. Accordingly, our board believes that in order to be able to pursue such investment opportunity, we may need to obtain the Extension. Therefore, our board has determined that it is in the best interests of our shareholders to extend the date that GGAC has to consummate a business combination to the Extended Date in order that our shareholders can participate in this investment.

GGAC estimates that the per-share pro rata portion of the trust account will be approximately $10.05 at the time of the extraordinary general meeting. The closing price of GGAC’s ordinary shares on May 25, 2016 was $9.53. Accordingly, if the market price were to remain the same until the date of the meeting, exercising conversion rights would result in a public shareholder receiving approximately $0.52 more than if he sold his shares in the open market. Even if the market price per share were to rise so that it exceeded the conversion price stated above, GGAC cannot assure shareholders that they will be able to sell their ordinary shares of GGAC in the open market, as there may not be sufficient liquidity in its securities when such shareholders wish to sell their shares.

The purpose of the Conversion Amendment is to afford holders of the public shares (the “public shareholders”) at the time of the IPO the right to receive their pro rata portion of the trust account within the timeframe contemplated at the time of our IPO, notwithstanding the Extension.  Accordingly, GGAC is offering through the Conversion Amendment the ability for holders of public shares to participate in the Conversion, notwithstanding the Extension and regardless of whether the holder votes for or against the Extension Amendment.  Approval of the Conversion Amendment is a condition to the implementation of the Extension. In order to convert your public shares, however, you must vote in favor of the Conversion Amendment. You are not required to convert your public shares even if you vote in favor of the Conversion Amendment. If any public shareholders so elect, GGAC anticipates notifying the trustee promptly after the extraordinary general meeting, which is scheduled for June __, 2016, to liquidate the trust account in an amount equal to the total pro rata portion of the converted shares.  Any conversion referred to herein shall take effect as a repurchase of shares as a matter of Cayman Islands law.

If the Extension Amendment is approved, Mario Garnero, GGAC’s Chief Executive Officer, has agreed that he or an affiliate of his will contribute to us as a loan $___ for each public share that is not converted, or up to an aggregate of approximately $______ (the “Contribution”). We will deposit the amount of the Contribution in the trust account. Accordingly, if the Extension Amendment and the Conversion Amendment are approved and the Extension is completed, the conversion amount per share in any subsequent business combination (including with Grupo Colombo) or liquidation will be approximately $____ per share, in comparison to the current conversion amount of approximately $10.05 per share if the Extension Amendment and the Conversion Amendment are not approved. The Contribution is conditional upon the implementation of the Extension Amendment and the Conversion Amendment. The Contribution will not occur if the Extension Amendment or the Conversion Amendment is not approved or the Extension is not completed. Similarly, the Extension is conditional upon the Contribution. If the Contribution is not made, then the Extension will not be completed. The amount of the Contribution will not bear interest and will be repayable by us to Mr. Garnero or his affiliate upon consummation of an initial business combination.

If the Extension Amendment and Conversion Amendment proposals are not approved, and the business combination with Grupo Colombo is not completed, we will automatically wind up, dissolve and liquidate starting by June 25, 2016, as contemplated by our IPO prospectus and in accordance with our charter.

Subject to the foregoing, approval of the Extension Amendment and Conversion Amendment proposals will require a special resolution (a resolution passed by a majority of at least two-thirds of members who, being entitled to do so, vote at the extraordinary general meeting).

The GGAC board of directors has fixed the close of business on May 31, 2016 as the date for determining GGAC shareholders entitled to receive notice of and vote at the extraordinary general meeting and any adjournment thereof.  Only holders of record of GGAC ordinary shares on that date are entitled to have their votes counted at the extraordinary general meeting or any adjournment thereof.

After careful consideration of all relevant factors, GGAC’s board of directors has determined that the Extension Amendment and the Conversion Amendment proposals are fair to and in the best interests of GGAC and its shareholders, has declared them advisable and recommends that you vote or give instruction to vote “FOR” them.

Enclosed is the proxy statement containing detailed information concerning the Extension Amendment, the Conversion Amendment and the extraordinary general meeting.  Whether or not you plan to attend the extraordinary general meeting, we urge you to read this material carefully and vote your shares.

I look forward to seeing you at the meeting.

June __, 2016	By Order of the Board of Directors

Mario Garnero
Chairman of the Board

Your vote is important.  Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the extraordinary general meeting.  If you are a shareholder of record, you may also cast your vote in person at the extraordinary general meeting.  If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the extraordinary general meeting by obtaining a proxy from your brokerage firm or bank.  Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against each of the proposals.

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be held on June __, 2016: This notice of meeting and the accompany proxy statement are available at http://www.cstproxy.com/garnerogroup/sm2016.

GARNERO GROUP ACQUISITION COMPANY

Av Brig. Faria Lima 1485 – 19 Andar

Brasilinvest Plaza

Sao Paulo-SP, CEP 01452-002

Brazil

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE __, 2016

PROXY STATEMENT

The extraordinary general meeting (the “extraordinary general meeting”) of shareholders of Garnero Group Acquisition Company (“GGAC,” “Company,” “we,” “us” or “our”), a Cayman Islands exempted company, will be held at 11:00 a.m. EDT on June __, 2016, at the offices of GGAC’s counsel Graubard Miller, 405 Lexington Avenue, New York, New York 10174, for the sole purpose of considering and voting upon the following proposals:

●	a proposal to amend (the “Extension Amendment”) GGAC’s amended and restated memorandum and articles of association (the “charter”) to extend the date by which GGAC has to consummate a business combination (the “Extension”) to August 25, 2016 (the “Extended Date”); and

●	a proposal to amend (the “Conversion Amendment”) GGAC’s charter to allow the holders of ordinary shares issued in GGAC’s initial public offering (the “IPO”, and such shares sold in the IPO are referred to as the “public shares”) to elect to convert their public shares into their pro rata portion of the funds held in the trust account established at the time of the IPO (the “trust account”) if the Extension is implemented (the “Conversion”).

The Extension Amendment and the Conversion Amendment proposals are essential to the overall implementation of the board of directors’ plan to extend the date that GGAC has to complete a business combination. The purpose of the Extension Amendment and the Conversion Amendment is to allow GGAC more time to complete its previously announced proposed business combination with Q1 Comercial de Roupas S.A. (“Grupo Colombo”) pursuant to the First Amended and Restated Investment Agreement (“Investment Agreement”), dated as of December 17, 2015, by and among GGAC, Grupo Colombo, Alvaro Jabur Maluf Jr. and Paulo Jabur Maluf (the “Controlling Persons”) and the persons listed under the caption “Optionholder” on the signature pages thereto (the “Optionholders”).

Approval of the Extension Amendment and the Conversion Amendment is a condition to the implementation of the Extension. In addition, we will not proceed with the Extension if we do not have at least $5,000,001 of net tangible assets following approval of the Extension Amendment and the Conversion Amendment proposals, after taking into account the Conversion.

If the Extension Amendment and the Conversion Amendment proposals are not approved, and we have not consummated the business combination with Grupo Colombo, we will automatically wind up, liquidate and dissolve starting on June 25, 2016, as contemplated by our IPO prospectus and in accordance with our charter. In connection therewith, holders of our public shares will receive a per-share amount, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest not previously released to us but net of income taxes payable, divided by the number of then outstanding public shares.

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The initial shareholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. As a consequence of such waivers, a liquidating distribution will be made only with respect to the public shares. There will be no distribution from the trust account with respect to GGAC’s rights or warrants, which will expire worthless in the event we wind up.

If the Extension Amendment is approved, Mario Garnero, GGAC’s Chief Executive Officer, has agreed that he or an affiliate of his will contribute to us as a loan $___ for each public share that is not converted, or up to an aggregate of approximately $______ (the “Contribution”). We will deposit the amount of the Contribution in the trust account. Accordingly, if the Extension Amendment and the Conversion Amendment are approved and the Extension is completed, the conversion amount per share in any subsequent business combination or liquidation will be approximately $____ per share, in comparison to the current conversion amount of approximately $10.05 per share if the Extension Amendment and the Conversion Amendment are not approved. The Contribution is a condition to the implementation of the Extension Amendment and the Conversion Amendment. The Contribution will not occur if the Extension Amendment or the Conversion Amendment is not approved or the Extension is not completed. The amount of the Contribution will not bear interest and will be repayable by us to Mr. Garnero or his affiliate upon consummation of an initial business combination. The loan will be forgiven if an initial business combination is not completed.

If there is no Extension and Conversion and GGAC dissolves and liquidates, Mr. Garnero has agreed that he will be personally liable to pay debts and obligations to third parties or target businesses that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account but only if, and to the extent, that the claims would otherwise reduce the amount in the trust account payable to its public shareholders in the event of a liquidation, and only if such a third party or prospective target business does not execute a waiver. There is no assurance, however, that he will be able to satisfy those obligations. Based on the cash available to GGAC outside of its trust account for working capital and GGAC’s outstanding expenses owed to all creditors (both those that have signed trust fund waivers and those that have not), it is not anticipated that Mr. Garnero will have any indemnification obligations. Accordingly, regardless of whether an indemnification obligation exists, the per share liquidation price for the public shares is anticipated to be approximately $10.05 per share. Nevertheless, GGAC cannot assure you that the per share distribution from the trust account, if GGAC liquidates, will not be less than approximately $10.05 due to unforeseen claims of creditors.

If the Extension Amendment and the Conversion Amendment proposals are approved, the approval of the Conversion will constitute consent for GGAC to (i) remove from the trust account an amount (the “Withdrawal Amount”) equal to the pro rata portion of funds available in the trust account relating to the converted public shares and (ii) deliver to the holders of such converted public shares their pro rata portion of the Withdrawal Amount.  The remainder of such funds, plus the Contribution, shall remain in the trust account and be available for use by GGAC to complete a business combination on or before the Extended Date.  Holders of public shares who do not convert their public shares now, will retain their conversion rights and their ability to vote on a business combination through the Extended Date if the Extension Amendment is approved. At the time the Extension Amendment becomes effective, GGAC will also amend the trust account agreement to (i) permit the withdrawal of the Withdrawal Amount from the trust account and (ii) extend the date on which to liquidate the trust account to the Extended Date.

The record date for the extraordinary general meeting is May 31, 2016.  Record holders of GGAC ordinary shares at the close of business on the record date are entitled to vote or have their votes cast at the extraordinary general meeting.  On the record date, there were 18,602,813 outstanding ordinary shares of GGAC including 14,375,000 outstanding public shares.  GGAC’s rights and warrants do not have voting rights.

This proxy statement contains important information about the extraordinary general meeting and the proposals.  Please read it carefully and vote your shares.

This proxy statement is dated June __, 2016 and is first being mailed to shareholders on or about that date.

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QUESTIONS AND ANSWERS ABOUT THE EXTRAORDINARY GENERAL MEETING

These Questions and Answers are only summaries of the matters they discuss.  They do not contain all of the information that may be important to you.  You should read carefully the entire document, including the annexes to this proxy statement.

Q.	Why am I receiving this proxy statement?	A. GGAC is a blank check company formed in February 2014 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. In July 2014, GGAC consummated its IPO from which it derived gross proceeds of approximately $143,750,000, including proceeds from the exercise of the underwriters’ over-allotment option. Like most blank check companies, GGAC’s charter provides for the return of the IPO proceeds held in trust to the holders of ordinary shares sold in the IPO if there is no qualifying business combination(s) consummated on or before a certain date (in our case, June 25, 2016). The board of directors believes that it is in the best interests of the shareholders to continue GGAC’s existence until the Extended Date in order to allow GGAC more time to complete its previously announced business combination with Grupo Colombo.

Q.	What is being voted on?	A. You are being asked to vote on:

●	a proposal to amend GGAC’s charter to extend the date by which GGAC has to consummate a business combination to the Extended Date; and

●	a proposal to amend GGAC’s charter to allow the holders of public shares to elect to convert their public shares into their pro rata portion of the funds held in the trust account if the Extension is implemented.

The Extension Amendment and the Conversion Amendment proposals are essential to the overall implementation of the board of directors’ plan to extend the date that GGAC has to complete a business combination. Approval of the Extension Amendment and the Conversion Amendment is a condition to the implementation of the Extension.

If the Extension is implemented, the shareholder’s approval of the Conversion Amendment proposal will constitute consent for GGAC to remove the Withdrawal Amount from the trust account, deliver to the holders of such converted public shares their pro rata portion of the Withdrawal Amount and retain the remainder of the funds in the trust account, plus the Contribution, for GGAC’s use in connection with consummating a business combination on or before the Extended Date.

We will not proceed if we do not have at least $5,000,001 of net tangible assets following approval of the Extension Amendment and Conversion Amendment proposals, after taking into account the Conversion.

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If the Extension Amendment and Conversion Amendment proposals are not approved, and we have not consummated the business combination with Grupo Colombo, we will automatically wind up, liquidate and dissolve starting on June 25, 2016, as contemplated by our IPO prospectus and in accordance with our charter. In connection therewith, holders of our public shares will receive a per-share amount, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest not previously released to us but net of income taxes payable, divided by the number of then outstanding public shares.

The initial shareholders have waived their rights to participate in any liquidation distribution with respect to their initial shares.  There will be no distribution from the trust account with respect to our rights or warrants, which will expire worthless in the event we wind up.  GGAC will pay the costs of liquidation from its remaining assets outside of the trust account.  If such funds are insufficient, Mr. Garnero has agreed to advance GGAC the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and agreed not to seek repayment of such expenses.

Q.	Why is the Company proposing the Extension Amendment and the Conversion Amendment proposals?

A.  GGAC’s charter provides for the return of the IPO proceeds held in trust to the holders of ordinary shares sold in the IPO if there is no qualifying business combination(s) consummated on or before June 25, 2016.  As we explain below, GGAC may not be able to complete the business combination with Grupo Colombo by that date.

On December 17, 2015, GGAC entered into the Investment Agreement with Grupo Colombo, the Controlling Persons and the Optionholders. Pursuant to the Investment Agreement, the Controlling Persons and the Optionholders will contribute to GGAC all of Grupo Colombo’s equity, as a result of which Grupo Colombo will become a wholly-owned subsidiary of GGAC.

The foregoing summary of the terms of the Investment Agreement is qualified in all respects by reference to the complete text of the Investment Agreement, which is attached as Annex A to GGAC’s definitive proxy statement filed with the SEC on March 31, 2016.

Headquartered in São Paulo, Grupo Colombo is one of Brazil’s leading retailers focusing on menswear, with approximately 400 stores throughout the country. Grupo Colombo has recently diversified from formalwear into smart casual clothes and has strengthened its online presence to become, according to Exame Magazine, one of the three most valuable brands within the Brazilian apparel retail sector.

The proposed business combination with Grupo Colombo qualifies as a “business combination” under GGAC’s charter. However, GGAC may not be able to consummate the business combination with Grupo Colombo by June 25, 2016 given the actions that must occur prior to closing.

GGAC believes the proposed business combination with Grupo Colombo would be in the best interests of GGAC’s shareholders, and because GGAC may not be able to conclude the business combination within the permitted time period, GGAC has determined to seek shareholder approval to extend the date by which GGAC has to complete a business combination.

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GGAC believes that given GGAC’s expenditure of time, effort and money on the proposed business combination with Grupo Colombo, circumstances warrant providing public shareholders an opportunity to consider the proposed business combination with Grupo Colombo. Accordingly, GGAC’s board of directors is proposing the Extension Amendment to extend GGAC’s corporate existence until the Extended Date and to allow for the Conversion.

You are not being asked to vote on any proposed business combination at this time. If the Extension is implemented and you do not elect to convert your public shares, you will retain the right to vote on the proposed business combination with Grupo Colombo when it is submitted to shareholders and the right to convert your public shares into a pro rata portion of the trust account in the event a proposed business combination is approved and completed or the Company has not consummated a business combination by the Extended Date.

Q.	Why should I vote for the Extension Amendment?

A.     GGAC’s board of directors believes shareholders will benefit from GGAC consummating a business combination and is proposing the Extension Amendment to extend the date by which GGAC has to complete a business combination until the Extended Date and to allow for the Conversion. The Extension would give GGAC a longer period of time to complete the proposed business combination with Grupo Colombo.

GGAC’s charter purports to prohibit amendment to certain of its provisions, including any amendment that would extend its corporate existence beyond the deadline discussed above, except in connection with, and effective upon consummation of, a business combination. GGAC’s IPO prospectus did not suggest in any way that this charter provision, or the charter’s other business combination procedures, were subject to change. We believe that these charter provisions were included to protect GGAC shareholders from having to sustain their investments for an unreasonably long period, if GGAC failed to find a suitable business combination in the timeframe contemplated by the charter, and the application of those investments without the shareholder review customarily provided for them. We also believe, however, that given GGAC’s expenditure of time, effort and money on the potential business combination with Grupo Colombo, circumstances warrant providing those who believe they might find the potential business combination to be an attractive investment with an opportunity to consider such a transaction, inasmuch as GGAC is also affording shareholders who wish to convert their public shares as originally contemplated, the opportunity to do so as well. Accordingly, we believe that the Extension is consistent with the spirit in which GGAC offered its securities to the public. As a result, GGAC’s board of directors recommend that you vote in favor of the Extension Amendment.

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Q.	Should I vote for the Conversion Amendment?

A. Approval of the Conversion Amendment is a condition to the implementation of the Extension Amendment.

Whether a holder of public shares votes in favor of or against the Extension Amendment, the holder may, but is not required to, convert all or a portion of its public shares into the pro rata portion of the trust account represented by the converted shares.  In order to convert your public shares, you must vote in favor of the Conversion Amendment; however, if you vote in favor of the Conversion Amendment, you are not required to convert your public shares. We will not proceed if we do not have at least $5,000,001 of net tangible assets following approval of the Extension Amendment and the Conversion Amendment proposals, after taking into account the Conversion.

Liquidation of the trust account is a fundamental obligation of GGAC to the public shareholders and GGAC is not proposing and will not propose to change that obligation to the public shareholders.  If holders of public shares do not elect to convert their public shares, such holders shall retain conversion rights in connection with any future business combination GGAC proposes, including with Grupo Colombo.  Assuming the Extension Amendment is approved, GGAC will have until the Extended Date to complete a business combination.

GGAC’s board of directors recommends that you vote in favor of the Conversion Amendment proposal, but expresses no opinion as to whether you should convert your public shares.

Q.	How do the GGAC insiders intend to vote their shares?

A.  All of GGAC’s directors, executive officers, initial shareholders and their respective affiliates are expected to vote any ordinary shares over which they have voting control (including any public shares owned by them) in favor of the Extension Amendment and Conversion Amendment proposals.

GGAC’s directors, executive officers, initial shareholders and their respective affiliates are not entitled to convert the initial shares. With respect to shares purchased on the open market by GGAC’s directors, executive officers and their respective affiliates, such public shares may be converted. On the record date, GGAC’s directors, executive officers, initial shareholders and their affiliates beneficially owned and were entitled to vote 3,593,750 initial shares and 562,188 ordinary shares included in units they purchased privately in connection with the IPO (the “private units” and the shares included within such private units, the “private shares”), representing approximately 22% of GGAC’s issued and outstanding ordinary shares. GGAC’s directors, executive officers, initial shareholders and their affiliates did not beneficially own any public shares as of such date.

GGAC’s or Grupo Colombo’s directors, executive officers, initial shareholders and their affiliates may choose to buy public shares in the open market and/or through negotiated private purchases.  In the event that purchases do occur, the purchasers may seek to purchase shares from shareholders who would otherwise have voted against the Extension Amendment.  Any public shares held by or subsequently purchased by affiliates of GGAC may be voted in favor of the Extension Amendment and the Conversion Amendment proposals.

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Q.	What amount will holders receive upon consummation of a subsequent business combination or liquidation if the Extension Amendment is approved?	A. If the Extension Amendment is approved, Mario Garnero, GGAC’s Chief Executive Officer, has agreed that he or an affiliate of his will make the Contribution of $___ for each public share that is not converted, or up to an aggregate of approximately $______. We will deposit the amount of the Contribution in the trust account. Accordingly, if the Extension Amendment and Conversion Amendment are approved and the Extension is completed, the conversion amount per share in any subsequent business combination or liquidation will be approximately $____ per share, in comparison to the current conversion amount of approximately $10.05 per share if the Extension Amendment and Conversion Amendment are not approved. The Contribution is a condition to the implementation of the Extension Amendment and the Conversion Amendment. The Contribution will not occur if the Extension Amendment or the Conversion Amendment is not approved or the Extension is not completed. The amount of the Contribution will not bear interest and will be repayable by us to Mr. Garnero or his affiliate upon consummation of an initial business combination. The loan will be forgiven if an initial business combination is not completed.

Q.	What vote is required to adopt the Extension Amendment and Conversion Amendment?

A.  Approval of each of the Extension Amendment and Conversion Amendment will require a special resolution under Cayman Islands law and our charter. A special resolution is a resolution passed by a majority of at least two-thirds of members who, being entitled to do so, vote at the extraordinary general meeting. Approval of the Conversion Amendment is a condition to the implementation of the Extension Amendment.

Any holder of public shares that votes in favor of the Conversion Amendment may convert all or a portion of their public shares into their pro rata portion of the trust account.  In order to convert your public shares, you must vote in favor of the Conversion Amendment; however, if you vote in favor of the Conversion Amendment, you are not required to convert your public shares.

Q.	Since GGAC’s IPO prospectus states that GGAC would not amend the business combination-related provisions in its charter except in connection with a business combination, what are my legal rights?	A. You should be aware that GGAC’s IPO prospectus stated that GGAC would not take any action to amend or waive its business combination-related provisions of its charter (except in connection with, and upon the effectiveness of, a business combination), including, to allow it to survive for a longer period of time. As a result, each shareholder may have securities law claims against GGAC for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security). For more information, see “The Extension Amendment and Conversion Amendment Proposals—Possible Claims Against and Impairment of the Trust Account.”

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Q.	What if I don’t want to vote for the Extension Amendment or Conversion Amendment proposals?	A. If you do not want the Extension Amendment or Conversion Amendment proposals to be approved, you must vote against the proposals. If the Extension Amendment or the Conversion Amendment proposals are approved, and the Extension is implemented, then the Withdrawal Amount will be withdrawn from the trust account and paid to the converting holders.

Q.	Will you seek any further extensions to liquidate the trust account?	A. Other than the extension until the Extended Date as described in this proxy statement, GGAC does not anticipate seeking any further extension to consummate a business combination. GGAC has provided that all holders of public shares, including those who vote against the Extension Amendment, but not those who vote against the Conversion Amendment, may elect to convert their public shares into their pro rata portion of the trust account and should receive the funds shortly after the shareholder meeting which is scheduled for June __, 2016. Those holders of public shares who elect not to convert their shares now shall retain conversion rights with respect to future business combinations, or, if no future business combination is brought to a vote of the shareholders or if a business combination is not completed for any reason, such holders shall be entitled to their pro rata portion of the trust account on the Extended Date.

Q.	What happens if the Extension Amendment is not approved?

A.  If the Extension Amendment is not approved and we do not complete the business combination with Grupo Colombo, we will automatically liquidate, wind up and dissolve starting on June 25, 2016 as contemplated by our IPO prospectus and in accordance with our charter.  GGAC’s initial shareholders waived their rights to participate in any liquidation distribution with respect to their initial shares.  There will be no distribution from the trust account with respect to our rights or warrants which will expire worthless in the event we wind up.  GGAC will pay the costs of liquidation from its remaining assets outside of the trust account, which it believes are sufficient for such purposes.  If such funds are insufficient, Mr. Garnero has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment of such expenses.

Q.	If the Extension Amendment and Conversion Amendment proposals are approved, what happens next?	A. GGAC is continuing its efforts to complete the proposed business combination with Grupo Colombo, which will involve:

●	Grupo Colombo completing the previously disclosed financial restructuring;

●	distributing updated proxy materials to shareholders in connection with their consideration of the proposed business combination; and

●	holding the extraordinary general meeting to consider the proposed business combination with Grupo Colombo.

If the Extension Amendment and Conversion Amendment proposals are approved, GGAC will have until the Extended Date to complete a business combination. GGAC will remain a reporting company under the Securities Exchange Act of 1934 and its units, ordinary shares, rights and warrants will remain publicly traded.

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If the Extension Amendment and Conversion Amendment proposals are approved, the removal of the Withdrawal Amount from the trust account will reduce the amount remaining in the trust account and increase the percentage interest of GGAC’s ordinary shares held by GGAC’s officers, directors, initial shareholders and their affiliates.

Q.	Would I still be able to exercise my conversion rights if I vote against the proposed business combination with Grupo Colombo?	A. Unless you elect to convert your shares, you will be able to vote on the proposed business combination with Grupo Colombo when it is submitted to shareholders. If you disagree with the business combination, you will retain your right to convert your public shares upon consummation of a business combination in connection with the shareholder vote to approve the business combination, subject to any limitations set forth in the charter.

Q.	How do I change my vote?	A. If you have submitted a proxy to vote your shares and wish to change your vote, you may do so by delivering a later-dated, signed proxy card to GGAC’s secretary prior to the date of the extraordinary general meeting or by voting in person at the extraordinary general meeting. Attendance at the extraordinary general meeting alone will not change your vote. You also may revoke your proxy by sending a notice of revocation to GGAC located at Av Brig. Faria Lima 1485 – 19 Andar, Brasilinvest Plaza, Sao Paulo-SP, CEP 01452-002, Brazil, Attn: Corporate Secretary.

Q.	How are votes counted?

A.  Votes will be counted by the inspector of election appointed for the meeting, who will separately count “FOR,” “AGAINST” and “ABSTAIN” votes.  Each of the Extension Amendment and Conversion Amendment proposals must be approved by a special resolution (requiring at least two-thirds of members who, being entitled to do so, vote at the extraordinary general meeting).

With respect to the Extension Amendment and Conversion Amendment proposals, abstentions and broker non-votes will count towards the quorum for the meeting but not towards the special resolution voting threshold.   If your shares are held by your broker as your nominee (that is, in “street name”), you may need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares.  If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items.  Discretionary items are proposals considered routine under the rules of the New York Stock Exchange applicable to member brokerage firms.  These rules provide that for routine matters your broker has the discretion to vote shares held in street name in the absence of your voting instructions.  On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

Q.	If my shares are held in “street name,” will my broker automatically vote them for me?

A.  No. Your broker can vote your shares only if you provide instructions on how to vote.  You should instruct your broker to vote your shares.  Your broker can tell you how to provide these instructions.

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Q.	What is a quorum requirement?

A.  A quorum of shareholders is necessary to hold a valid meeting.  The presence in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, of the holders of a majority of the outstanding ordinary shares of GGAC constitutes a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the extraordinary general meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement but will not count as votes for the purposes of the voting threshold.  If there is no quorum present within half an hour of the time appointed for the meeting, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day, time and place as the directors may determine.

Q.	Who can vote at the extraordinary general meeting?

A.  Only holders of record of GGAC’s ordinary shares at the close of business on May 31, 2016 are entitled to have their vote counted at the extraordinary general meeting and any adjournments or postponements thereof.  On this record date, 18,602,813 ordinary shares were outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name.  If on the record date your shares were registered directly in your name with GGAC’s transfer agent, Continental Stock Transfer & Trust Company, then you are a shareholder of record.  As a shareholder of record, you may vote in person at the extraordinary general meeting or vote by proxy.  Whether or not you plan to attend the extraordinary general meeting in person, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank.  If on the record date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization.  As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.  You are also invited to attend the extraordinary general meeting.  However, since you are not the shareholder of record, you may not vote your shares in person at the extraordinary general meeting unless you request and obtain a valid proxy from your broker or other agent.

Q.	Does the board recommend voting for the approval of the Extension Amendment and the Conversion Amendment?	A. Yes. After careful consideration of the terms and conditions of these proposals, the board of directors of the Company has determined that the Extension Amendment and the Conversion Amendment are fair to and in the best interests of GGAC and its shareholders. The board of directors recommends that GGAC’s shareholders vote “FOR” the Extension Amendment and the Conversion Amendment.

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Q.	What interests do the Company’s current directors and officers have in the approval of the proposals?	A. GGAC’s directors, officers, initial shareholders and their affiliates have interests in the proposals that may be different from, or in addition to, your interests as a shareholder. These interests include ownership of certain securities of the Company and loans by them that will not be repaid or converted into additional securities in the event of our winding up. See the section entitled “The Extension Amendment and Conversion Amendment Proposals—Interests of GGAC’s Current Directors and Officers.”

Q.	What if I object to the Extension Amendment and the Conversion Amendment? Do I have appraisal rights?	A. GGAC shareholders do not have appraisal rights in connection with the Extension Amendment or the Conversion Amendment under the Companies Law (2013 Revision) of the Cayman Islands (the “Companies Law”).

Q.	What happens to the GGAC rights and warrants if the Extension Amendment or Conversion Amendment is not approved?	A. If the Extension Amendment or Conversion Amendment is not approved, and we do not complete the business combination with Grupo Colombo, we will automatically wind up, liquidate and dissolve effective starting on June 25, 2016. In such event, your rights and warrants will become worthless.

Q.	What happens to the GGAC rights and warrants if the Extension Amendment and Conversion Amendment proposals are approved?	A. If the Extension Amendment and Conversion Amendment proposals are approved, GGAC will continue to attempt to consummate a business combination until the Extended Date, and will retain the blank check company restrictions previously applicable to it. The rights and warrants will remain outstanding in accordance with their terms.

Q.	What do I need to do now?	A. GGAC urges you to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the proposals will affect you as a GGAC shareholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q.	How do I vote?

A.  If you are a holder of record of GGAC ordinary shares, you may vote in person at the extraordinary general meeting or by submitting a proxy for the extraordinary general meeting.  Whether or not you plan to attend the extraordinary general meeting in person, we urge you to vote by proxy to ensure your vote is counted.  You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope.  You may still attend the extraordinary general meeting and vote in person if you have already voted by proxy.

If your shares of GGAC are held in “street name” by a broker or other agent, you have the right to direct your broker or other agent on how to vote the shares in your account.  You are also invited to attend the extraordinary general meeting.  However, since you are not the shareholder of record, you may not vote your shares in person at the extraordinary general meeting unless you request and obtain a valid proxy from your broker or other agent.

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Q.	How do I convert my GGAC ordinary shares?

A.  If the Extension is implemented, each public shareholder who votes in favor of the Conversion Amendment may seek to convert his public shares for a pro rata portion of the funds available in the trust account, less any income taxes owed on such funds but not yet paid, calculated as if they had sought conversion of their shares in connection with any proposed business combination proposal. You will also be able to convert your public shares in connection with any shareholder vote to approve a proposed business combination, or if GGAC has not consummated a business combination by the Extended Date.

To demand conversion, you must check the box on the proxy card provided for that purpose and return the proxy card in accordance with the instructions provided, and, at the same time, ensure your bank or broker complies with the requirements identified elsewhere herein. You will only be entitled to receive cash in connection with a conversion of these shares if you continue to hold them until the effective date of the Extension and Conversion. Any conversion referred to herein shall take effect as a repurchase of shares as a matter of Cayman Islands law.

In connection with tendering your shares for conversion, you must elect either to physically tender your share certificates to Continental Stock Transfer & Trust Company, the Company’s transfer agent, at Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, Attn: Mark Zimkind, mzimkind@continentalstock.com, prior to the vote at the extraordinary general meeting or to deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. The method you choose would likely be determined based on the manner in which you hold your shares.

Q.	What should I do if I receive more than one set of voting materials?	A. You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards, if your shares are registered in more than one name or are registered in different accounts. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your GGAC shares.

Q.	Who is paying for this proxy solicitation?	A. GGAC will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. Additionally, Advantage Proxy, GGAC’s proxy solicitor in connection with the proposed business combination with Grupo Colombo, will assist GGAC to solicit proxies for this meeting. These parties will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Q.	Who can help answer my questions?

A.  If you have questions about the proposals or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Garnero Group Acquisition Company

Av Brig. Faria Lima 1485 – 19 Andar

Brasilinvest Plaza

Sao Paulo-SP, CEP 01452-002

Brazil

Attn: Javier Martin Riva

Telephone: +55 (11) 3094-7970

or:

Advantage Proxy, Inc.

P.O. Box 13581

Des Moines, WA 98198

Toll Free Telephone: 877-870-8565

Main Telephone: 206-870-8565

E-mail: ksmith@advantageproxy.com

You may also obtain additional information about the Company from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

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FORWARD-LOOKING STATEMENTS

We believe that some of the information in this proxy statement constitutes forward-looking statements.  You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words.  You should read statements that contain these words carefully because they:

●	discuss future expectations;

●	contain projections of future results of operations or financial condition; or

●	state other “forward-looking” information.

We believe it is important to communicate our expectations to our shareholders.  However, there may be events in the future that we are not able to predict accurately or over which we have no control.  The cautionary language discussed in this proxy statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including, among other things, claims by third parties against the trust account, unanticipated delays in the distribution of the funds from the trust account and GGAC’s ability to finance and consummate the proposed business combination with Grupo Colombo following the distribution of funds from the trust account.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included herein attributable to GGAC or any person acting on GGAC’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.  Except to the extent required by applicable laws and regulations, GGAC undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

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BACKGROUND

GGAC

We are a Cayman Islands exempted company incorporated on February 11, 2014 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

In July 2014, we consummated our IPO of 14,375,000 units, including 1,875,000 units under the underwriters’ over-allotment option, with each unit consisting of one ordinary share, one right to receive one-tenth of one ordinary share upon consummation of a business combination and one warrant to purchase one-half of one ordinary share at a price of $11.50 per full share.  The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $143,750,000.

Prior to our IPO, our initial shareholders purchased an aggregate of 3,593,750 initial shares from us for an aggregate of $25,000, and simultaneously with the consummation of the IPO, the insiders and the underwriters in the IPO purchased an aggregate of 634,063 units (the “private units”) for an aggregate of $6,340,630.  The net proceeds of the IPO plus the proceeds of the sale of the private units were deposited in the trust account.  As of May 31, 2016, GGAC had approximately $144.5 million of cash in the trust account.

The mailing address of GGAC principal executive office is Av Brig. Faria Lima 1485 – 19 Andar, Brasilinvest Plaza, Sao Paulo-SP, CEP 01452-002, Brazil, and its telephone number is +55 (11) 3094-7970.

The Proposed Business Combination with Grupo Colombo

On December 17, 2015, GGAC entered into the Investment Agreement with Grupo Colombo, the Controlling Persons and the Optionholders. Pursuant to the Investment Agreement, the Controlling Persons and the Optionholders will contribute to GGAC all of Grupo Colombo’s equity, as a result of which Grupo Colombo will become a wholly-owned subsidiary of GGAC.

Headquartered in São Paulo, Grupo Colombo is one of Brazil’s leading retailers focusing on menswear, with approximately 400 stores throughout the country. Grupo Colombo has recently diversified from formalwear into smart casual clothes and has strengthened its online presence to become, according to Exame Magazine, one of the three most valuable brands within the Brazilian apparel retail sector.

You are not being asked to vote on any proposed business combination at this time. If the Extension is implemented and you do not elect to convert your public shares, you will retain the right to vote on the proposed business combination with Grupo Colombo when it is submitted to shareholders and the right to convert your public shares into a pro rata portion of the trust account in the event a proposed business combination is approved and completed or the Company has not consummated a business combination by the Extended Date.

THE EXTENSION AMENDMENT AND CONVERSION AMENDMENT PROPOSALS

The Extension Amendment Proposal

GGAC is proposing to amend its charter to extend the date by which GGAC has to consummate a business combination to the Extended Date.

The Extension Amendment and the Conversion Amendment are essential to the overall implementation of the board of directors’ plan to allow GGAC more time to complete a business combination. Approval of the Extension Amendment and the Conversion Amendment is a condition to the implementation of the Extension.

If the Extension Amendment proposal is not approved and the business combination with Grupo Colombo is not consummated, we will automatically wind up, dissolve and liquidate starting on June 25, 2016.

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The board of directors believes that decisions regarding GGAC’s future, such as whether to continue its existence or have its existence terminate, should be determined by GGAC’s current shareholders and they should not be bound by the restrictions implemented by the shareholders at the time of the IPO.  The current shareholders should not be prohibited from amending the charter to allow GGAC to continue its existence, especially since all holders of public shares are being offered the opportunity to convert their public shares and receive their pro rata portion of the trust account in connection with the approval of the proposals which will occur close in time to June 25, 2016 as contemplated in the IPO prospectus.  Additionally, given GGAC’s expenditure of time, effort and money on the proposed business combination with Grupo Colombo, circumstances warrant providing public shareholders an opportunity to consider the proposed business combination with Grupo Colombo.

If the Extension Amendment is approved, Mario Garnero, GGAC’s Chief Executive Officer, has agreed that he or an affiliate of his will make the Contribution of $___ for each public share that is not converted, or up to an aggregate of approximately $______. We will deposit the amount of the Contribution in the trust account. Accordingly, if the Extension Amendment and Conversion Amendment are approved and the Extension is completed, the conversion amount per share in any subsequent business combination or liquidation will be approximately $____ per share, in comparison to the current conversion amount of approximately $10.05 per share if the Extension Amendment and Conversion Amendment are not approved. The Contribution is a condition to the implementation of the Extension Amendment and the Conversion Amendment. The Contribution will not occur if the Extension Amendment or the Conversion Amendment is not approved or the Extension is not completed. The loan will be forgiven if an initial business combination is not completed.

The Conversion Amendment Proposal

The Conversion Amendment proposal allows the holders of public shares to elect to convert their public shares into their pro rata portion of the funds held in the trust account if the Extension Amendment is approved. The Conversion Amendment proposal will not be presented unless the Extension Amendment is approved. Approval of the Extension Amendment and the Conversion Amendment is a condition to the implementation of the Extension. We will not proceed with the Extension if we do not have at least $5,000,001 of net tangible assets following approval of the Extension Amendment and Conversion Amendment proposals, after taking into account the Conversion.

All holders of GGAC’s public shares who vote in favor of the Conversion Amendment, whether they vote for or against the Extension Amendment, are entitled to convert all or a portion of their public shares into their pro rata portion of the trust account, provided that the Extension is implemented.  Voting in favor of the Conversion Amendment does not require you to convert your public shares.  You must, however, vote in favor of the Conversion Amendment in order to convert your public shares.

A public shareholder’s election to convert his public shares shall constitute consent for GGAC to remove the Withdrawal Amount from the trust account relating to converted public shares, deliver to the holders of such shares so tendered such pro rata portion of the trust account and leave the remainder of the funds in the trust account until the earlier to occur of (y) the completion of a business combination or (z) the Extended Date.

GGAC estimates that the per-share pro rata portion of the trust account will be approximately $10.05 at the time of the extraordinary general meeting. The closing price of GGAC’s ordinary shares on May 25, 2016 was $9.52. Accordingly, if the market price were to remain the same until the date of the meeting, exercising conversion rights would result in a public shareholder receiving approximately $0.53 more than if he sold his shares in the open market. Even if the market price per share increases such that it exceeds the conversion price stated above, GGAC cannot assure shareholders that they will be able to sell their shares in the open market, as there may not be sufficient liquidity in its securities when such shareholders wish to sell their shares.

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If the Extension Amendment and Conversion Amendment are approved, Mario Garnero, GGAC’s Chief Executive Officer, has agreed that he or an affiliate of his will make the Contribution of $___ for each public share that is not converted, or up to an aggregate of approximately $______. We will deposit the amount of the Contribution in the trust account. Accordingly, if the Extension Amendment and the Conversion Amendment are approved and the Extension is completed, the conversion amount per share in any subsequent business combination or liquidation will be approximately $____ per share, in comparison to the current conversion amount of approximately $10.05 per share if the Extension Amendment and the Conversion Amendment are not approved. The Contribution is a condition to the implementation of the Extension Amendment and the Conversion Amendment. The amount of the Contribution will not bear interest and will be repayable by us to Mr. Garnero or his affiliate upon consummation of an initial business combination. The loan will be forgiven if an initial business combination is not completed.

At the time the Extension Amendment becomes effective, GGAC will also amend the trust account agreement to (i) permit the withdrawal of the Withdrawal Amount from the trust account, (ii) allow for the Contribution and (iii) extend the date on which to liquidate the trust account to the Extended Date.

The full text of the Extension Amendment and Conversion Amendment resolutions are set forth in Annex A.

Reasons for the Proposals

GGAC’s IPO prospectus and charter provided that GGAC had until June 25, 2016 to complete a business combination. GGAC and its officers and directors agreed that it would not seek to amend GGAC’s charter to allow for a longer period of time to complete a business combination. GGAC has determined that it may not be able to consummate a business combination by June 25, 2016. Accordingly, GGAC is proposing the Extension Amendment and Conversion Amendment proposals to allow for a longer period of time to complete a business combination. GGAC’s IPO prospectus and charter stated that GGAC would not take any action to amend or waive these provisions (except in connection with, and to be effective upon, a business combination) to allow it to survive for a longer period of time if it did not appear it would be able to consummate a business combination by June 25, 2016. Notwithstanding the foregoing, because GGAC believes the proposed business combination with Grupo Colombo to be in the best interests of GGAC’s shareholders, and because GGAC may not be able to complete the proposed business combination by June 25, 2016, GGAC has determined to seek shareholder approval to extend the time for closing a business combination beyond June 25, 2016 to the Extended Date. If the Extension Amendment and Conversion Amendment are approved, GGAC expects to seek shareholder approval of such business combination once the previously disclosed financial reorganization is completed and all other conditions necessary to complete the transaction are fulfilled.

We believe that the foregoing charter provisions were included to protect GGAC shareholders from having to sustain their investments for an unreasonably long period if GGAC failed to find a suitable business combination in the timeframe contemplated by the charter, and the application of those investments without the shareholder review customarily provided for them. We also believe, however, that given GGAC’s expenditure of time, effort and money on the potential business combination with Grupo Colombo, circumstances warrant providing those who believe they might find the potential business combination to be an attractive investment with an opportunity to consider such a transaction, inasmuch as GGAC is also affording shareholders who wish to convert their public shares as originally contemplated, the opportunity to do so as well. Accordingly, we believe that the Extension Amendment and Conversion Amendment proposals are consistent with the spirit in which GGAC offered its securities to the public.

If the Extension Amendment or Conversion Amendment Proposals Are Not Approved

If the Extension Amendment or Conversion Amendment proposals are not approved and GGAC does not complete the business combination with Grupo Colombo, we will automatically wind up, dissolve and liquidate starting on June 25, 2016.

The holders of the initial shares have waived their rights to participate in any liquidation distribution with respect to such initial shares.  There will be no distribution from the trust account with respect to GGAC’s rights or warrants which will expire worthless in the event we wind up.  GGAC will pay the costs of liquidation from its remaining assets outside of the trust account.  If such funds are insufficient, Mario Garnero has agreed to advance the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment of such expenses.

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If the Extension Amendment is not approved, the holders of the public shares will not vote on the Conversion Amendment, and the trust account will be liquidated as described above. If the Conversion Amendment is not approved, the Company will not effect the Extension and the Contribution will not be made.

If the Extension Amendment and the Conversion Amendment Are Approved

If the Extension Amendment and the Conversion Amendment are approved, GGAC will file an amendment to the charter to extend the time it has to complete a business combination until the Extended Date.  GGAC will remain a reporting company under the Securities Exchange Act of 1934 and its units, ordinary shares, rights and warrants will remain publicly traded.  GGAC will then continue to work to consummate a business combination by the Extended Date.

You are not being asked to vote on the proposed business combination with Grupo Colombo at this time. If the Extension is implemented and you do not elect to convert your public shares, you will retain the right to vote on the proposed business combination with Grupo Colombo when and if it is submitted to shareholders and the right to convert your public shares into a pro rata portion of the trust account in the event the proposed business combination is approved and completed or the Company has not consummated a business combination by the Extended Date.

If the Extension Amendment and Conversion Amendment are approved, Mario Garnero, GGAC’s Chief Executive Officer, has agreed that he or an affiliate of his will make the Contribution of $___ for each public share that is not converted, or up to an aggregate of approximately $______. We will deposit the amount of the Contribution in the trust account. Accordingly, if the Extension Amendment and the Conversion Amendment are approved and the Extension is completed, the conversion amount per share in any subsequent business combination or liquidation will be approximately $____ per share, in comparison to the current conversion amount of approximately $10.05 per share if the Extension Amendment and the Conversion Amendment are not approved. The Contribution is a condition to the implementation of the Extension Amendment and the Conversion Amendment. The amount of the Contribution will not bear interest and will be repayable by us to Mr. Garnero or his affiliate upon consummation of an initial business combination. The loan will be forgiven if an initial business combination is not completed.

If the Extension Amendment and Conversion Amendment proposals are approved, and the Extension is implemented, the removal of the Withdrawal Amount from the trust account in connection with the Conversion will reduce the amount held in the trust account and GGAC’s net tangible asset value based on the number of shares that seek conversion.  GGAC cannot predict the amount that will remain in the trust account if the Extension Amendment and Conversion Amendment proposals are approved, and the amount remaining in the trust account may be only a small fraction of the approximately $144.5 million that was in the trust account as of May 25, 2016.  However, we will not proceed if we do not have at least $5,000,001 of net tangible assets following approval of the Extension Amendment and Conversion Amendment proposals (not including the Contribution).

Conversion Rights

If the Extension Amendment and Conversion Amendment proposals are approved, and the Extension is implemented, each public shareholder who votes in favor of the Conversion Amendment may seek to convert his public shares for a pro rata portion of the funds available in the trust account, less any income taxes owed on such funds but not yet paid, calculated as if they had voted against a business combination proposal. You will also be able to convert your public shares in connection with any shareholder vote to approve a proposed business combination, or if the Company has not consummated a business combination by the Extended Date.

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To demand conversion, you must check the box on the proxy card provided for that purpose and return the proxy card in accordance with the instructions provided and, at the same time, ensure YOU OR your bank or broker complies with the requirements identified elsewhere herein, including delivering your shares to the transfer agent prior to the vote on the Extension Amendment and Conversion Amendment. You will only be entitled to receive cash in connection with a conversion of these shares if you continue to hold them until the effective date of the Extension Amendment and Conversion.

In connection with tendering your shares for conversion, you must elect either to physically tender your share certificates to Continental Stock Transfer & Trust Company, the Company’s transfer agent, at Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, Attn: Mark Zimkind, mzimkind@continentalstock.com, prior to the vote for the Extension Amendment and Conversion Amendment or to deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. The method you choose would likely be determined based on the manner in which you hold your shares. The requirement for physical or electronic delivery prior to the vote at the extraordinary general meeting ensures that a converting holder’s election is irrevocable once the Extension Amendment and the Conversion Amendment are approved. In furtherance of such irrevocable election, shareholders making the election will not be able to tender their shares after the vote at the extraordinary general meeting.

Through the DWAC system, this electronic delivery process can be accomplished by the shareholder, whether or not it is a record holder or its shares are held in “street name,” by contacting the transfer agent or its broker and requesting delivery of its shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a shareholder’s broker and/or clearing broker, DTC, and the Company’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and the broker would determine whether or not to pass this cost on to the redeeming holder. It is the Company’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. The Company does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Such shareholders will have less time to make their investment decision than those shareholders that deliver their shares through the DWAC system. Shareholders who request physical stock certificates and wish to convert may be unable to meet the deadline for tendering their shares before exercising their conversion rights and thus will be unable to convert their shares.

Certificates that have not been tendered in accordance with these procedures prior to the vote for the Extension Amendment and Conversion Amendment will not be converted into a pro rata portion of the funds held in the trust account. In the event that a public shareholder tenders its shares and decides prior to the vote at the extraordinary general meeting that it does not want to convert its shares, the shareholder may withdraw the tender. If you delivered your shares for conversion to our transfer agent and decide prior to the vote at the extraordinary general meeting not to convert your shares, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at address listed above. In the event that a public shareholder tenders shares and the Extension Amendment and the Conversion Amendment are not approved or are abandoned, these shares will not be converted and the physical certificates representing these shares will be returned to the shareholder promptly following the determination that the Extension Amendment and the Conversion Amendment will not be approved or will be abandoned. The Company anticipates that a public shareholder who tenders shares for conversion in connection with the vote to approve the Extension Amendment and the Conversion Amendment would receive payment of the conversion price for such shares soon after the completion of the Extension. The transfer agent will hold the certificates of public shareholders that make the election until such shares are converted for cash or returned to such shareholders.

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If properly demanded, the Company will convert each public share for a pro rata portion of the funds available in the trust account, less any income taxes owed on such funds but not yet paid, calculated as of two days prior to the filing of the amendment to the charter. As of the record date, this would amount to approximately $10.05 per share. The closing price of GGAC’s ordinary shares on May 25, 2016 was $9.52. Accordingly, if the market price were to remain the same until the date of the meeting, exercising conversion rights would result in a public shareholder receiving approximately $0.53 more than if he sold his shares in the open market. Additionally, if the Extension Amendment and Conversion Amendment are approved and Mr. Garnero makes the Contribution, the conversion price for any subsequent business combination or liquidation will be $____, or $___ per share more than the current conversion price.

If you exercise your conversion rights, you will be exchanging your ordinary shares for cash and will no longer own the shares. You will be entitled to receive cash for these shares only if you vote for the Conversion Amendment, properly demand conversion, and tender your stock certificate(s) to the Company’s transfer agent prior to the vote for the Extension Amendment and Conversion Amendment. If the Extension Amendment and the Conversion Amendment are not approved or if they are abandoned and the business combination with Grupo Colombo is not consummated by June 25, 2016, these shares will be redeemed in accordance with the terms of the charter promptly following the meeting as described elsewhere herein.

The Extraordinary general meeting

Date, Time and Place.  The extraordinary general meeting of GGAC’s shareholders will be held at 11:00 a.m., EDT on June __, 2016, at the offices of GGAC’s counsel, Graubard Miller, at 405 Lexington Avenue, New York, NY 10174.

Voting Power; Record Date.  You will be entitled to vote or direct votes to be cast at the extraordinary general meeting, if you owned GGAC ordinary shares at the close of business on May 31, 2016, the record date for the extraordinary general meeting.  You will have one vote per proposal for each GGAC share you owned at that time.  GGAC rights and warrants do not carry voting rights.

Votes Required.  Approval of the Extension Amendment and Conversion Amendment proposals will require a special resolution (a resolution passed by a majority of at least two-thirds of members who, being entitled to do so, vote at the extraordinary general meeting).

At the close of business on the record date, there were 18,602,813 outstanding ordinary shares of GGAC each of which entitles its holder to cast one vote per proposal.

If you do not want the Extension Amendment and Conversion Amendment approved, you must vote against such proposals.  If you want to obtain your pro rata portion of the trust account in the event the Extension is implemented, which will be paid shortly after the shareholder meeting which is scheduled for June __, 2016, you must vote for the Conversion Amendment and demand conversion of your shares.  Holders of public shares who vote against the Conversion Amendment may not convert their public shares.

Proxies; Board Solicitation.  Your proxy is being solicited by the GGAC board of directors on the proposal to approve the Extension Amendment and the Conversion Amendment being presented to shareholders at the extraordinary general meeting.  Additionally, Advantage Proxy, GGAC’s proxy solicitor in connection with the proposed business combination with Grupo Colombo, will assist GGAC to solicit proxies for this meeting. GGAC will pay that firm a fee of US$10,000 plus disbursements up to a maximum of US$2,500, for its services in connection with this extraordinary general meeting and the proposed business combination. No recommendation is being made as to whether you should elect to convert your shares.  Proxies may be solicited in person or by telephone.  If you grant a proxy, you may still revoke your proxy and vote your shares in person at the extraordinary general meeting.

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Possible Claims Against and Impairment of the Trust Account

You should be aware that because GGAC’s IPO prospectus stated that GGAC would not take any action allowing it to survive for a longer period of time except in connection with, and effective upon, the consummation of a business combination, as required by its charter, you may have securities law claims against GGAC for rescission (under which a successful claimant has the right to receive the total amount paid for his or her shares pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the shares, in exchange for surrender of the shares) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of the security). Rescission and damages claims would not necessarily be finally adjudicated by the time the trust account is liquidated. Such claims may entitle public shareholders asserting them to more than the pro rata share of the trust account to which they are entitled upon conversion or liquidation, as well as punitive damages. In general under U.S. federal and state securities laws, material misstatements and omissions in a prospectus may give rise to rights of rescission in favor of, or claims for damages by, persons who purchased securities pursuant to the prospectus. As a result, it is possible that adopting the Extension Amendment may result in claims being made against GGAC whose holders might seek to have the claims satisfied from funds in the trust account. GGAC has not made or requested of its advisors a formal comprehensive analysis of its potential liability for any such misstatements or omissions. Since rescission generally provides successful claimants with the right to recover the entire purchase price of their securities, holders of GGAC ordinary shares who successfully claim rescission could be awarded up to approximately $10.00 per share, based on the initial offering price of the units issued in GGAC’s IPO, which were comprised of shares, rights and warrants, less any amount received from the sale of the original rights and warrants included in the units, plus interest from the date of GGAC’s IPO. In general, a person who purchased shares pursuant to a defective prospectus or other representation must make a claim for rescission within the applicable statute of limitations period, which, for claims made under federal law and some state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the trust account is liquidated, and such claims would not be extinguished by consummation of that transaction.

If GGAC were to become subject to such claims as a result of the Extension Amendment, GGAC’s assets following the Extension Amendment could be significantly reduced or depleted entirely and the trust account could be depleted by those claims to the extent of any judgments arising from such claims, together with any expenses related to defending such claims if the resources of Mr. Garnero, who has certain indemnification obligations with respect to the trust account, are insufficient or unavailable to indemnify GGAC for the full amount. A consequence might be that the amount being held in the trust account is diminished and holders of public shares who do not convert their public shares now may receive a lesser amount as their pro rata portion of the trust account. Moreover, attendant litigation could result in delay in payments to public stockholders of trust account funds on liquidation.

If GGAC’s trust account is not depleted by liabilities for securities law claims or other expenses, GGAC estimates that all public shareholders would receive, upon liquidation, approximately $10.05 per share (calculated as of the record date). This per share amount may be less than the possible per-share amount of a successful rescission claim as a rescission award may bear interest at a higher rate than that earned on trust account funds. Public stockholders would also incur costs in prosecuting such claims, which would reduce the per-share amount they realize.

GGAC has attempted to structure the Extension Amendment and the Conversion Amendment to preserve the investment proposition set forth in the IPO prospectus for public shareholders, specifically, by giving them their right to convert on the date of the extraordinary general meeting and receive their pro rata portion of the trust account shortly thereafter. This is designed to limit the potential damages, but it is impossible to predict how courts would rule in such a case. A further deterrent to the bringing of a rescission claim is the significant costs that stockholders would incur in prosecuting those claims. In view of the foregoing, GGAC’s board of directors believes it in the best interests of GGAC’s shareholders to approve the Extension Amendment and the Conversion Amendment.

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Required Vote

Approval of the Extension Amendment and Conversion Amendment proposals will require a special resolution (a resolution passed by a majority of at least two-thirds of members who, being entitled to do so, vote at the extraordinary general meeting). GGAC’s board of directors will abandon the Conversion Amendment if the Extension Amendment is not approved.  In that case, assuming the business combination with Grupo Colombo is not completed, GGAC will automatically wind up, liquidate and dissolve starting on June 25, 2016.

All of GGAC’s directors, executive officers, initial shareholders and their affiliates are expected to vote all ordinary shares owned by them in favor of the Extension Amendment and the Conversion Amendment.  On the record date, such holders represented approximately 22% of GGAC’s issued and outstanding ordinary shares.

In addition, GGAC’s or Grupo Colombo’s directors, executive officers, shareholders and their affiliates may choose to buy ordinary shares of GGAC in the open market and/or through negotiated private purchases.  In the event that purchases do occur, the purchasers may seek to purchase shares from shareholders who would otherwise have voted against the Extension Amendment and Conversion Amendment proposals and elected to convert their shares into a portion of the trust account.  Any ordinary shares of GGAC purchased by affiliates will be voted in favor of the Extension Amendment and Conversion Amendment proposals.

Interests of GGAC’s Directors and Officers

When you consider the recommendation of the GGAC board of directors, you should keep in mind that GGAC’s executive officers and directors have interests that may be different from, or in addition to, your interests as a shareholder.  These interests include, among other things:

●	If the Extension Amendment is not approved and we are forced to wind up, dissolve and liquidate by June 25, 2016, the 562,188 private units that were acquired by the initial shareholders simultaneously with the IPO for an aggregate purchase price of $5,621,880 will be worthless. Such units had an aggregate market value of approximately $5,627,502 based on the last sale price of $10.01 per unit on Nasdaq on May 25, 2016;

●	If the Extension Amendment is not approved and we are forced to wind up, dissolve and liquidate by June 25, 2016, the 3,593,750 ordinary shares held by our initial shareholders, which were acquired prior to the IPO by the initial shareholders for an aggregate purchase price of $25,000, will be worthless (as the holders have waived liquidation rights with respect to such shares). Such shares had an aggregate market value of approximately $34,248,438 based on the last sale price of $9.53 per share on Nasdaq on May 25, 2016;

●	In connection with the IPO, Mario Garnero has agreed that he will be liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company;

●	All rights specified in GGAC’s charter relating to the right of officers and directors to be indemnified by GGAC, and of GGAC’s officers and directors to be exculpated from monetary liability with respect to prior acts or omissions, will continue after the Extension. If the Extension is not approved and GGAC liquidates, GGAC will not be able to perform its obligations to its officers and directors under those provisions;

●	Mario Garnero has loaned approximately US$1,466,841 to GGAC, and may in the future loan additional amounts to GGAC in order to meet GGAC’s working capital needs prior to the closing of the business combination with Grupo Colombo. If GGAC fails to consummate the business combination with Grupo Colombo or another business combination, the loans would become unsecured liabilities of GGAC; however, Mr. Garnero has waived any claim against the trust account. Accordingly, GGAC will not be able to repay these loans if the business combination is not completed. In addition, upon consummation of a business combination, US$500,000 of such loans is convertible at the election of Mr. Garnero into working capital units at a conversion price of US$10.00 per unit. The working capital units are identical to the private units. Accordingly, if a business combination is not consummated, Mr. Garnero also will lose the opportunity to acquire an additional 50,000 units, which would have an aggregate market value of US$500,500 based upon the closing price of US$10.01 per unit on Nasdaq on May 25, 2016; and

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●	GGAC’s officers, directors, initial shareholders and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on GGAC’s behalf, such as identifying and investigating possible business targets and business combinations. If GGAC fails to obtain the Extension and is forced to wind up, dissolve and liquidate, they will not have any claim against the trust account for reimbursement. Accordingly, GGAC will not be able to reimburse these expenses. As of the date of this proxy statement, GGAC’s officers, directors, initial shareholders and their affiliates have incurred approximately $40,000 of unpaid reimbursable expenses.

The Board’s Reasons for the Extension Amendment and Conversion Amendment Proposals and Its Recommendation

As discussed above, after careful consideration of all relevant factors, GGAC’s board of directors has determined that the Extension Amendment and Conversion Amendment proposals are fair to, and in the best interests of, GGAC and its shareholders.  The board of directors has approved and declared advisable adoption of the Extension Amendment and Conversion Amendment proposals, and recommends that you vote “FOR” such adoption.  The board expresses no opinion as to whether you should convert your public shares.

GGAC’s IPO prospectus and charter provided that GGAC had until June 25, 2016 to complete a business combination. GGAC and its officers and directors agreed that it would not seek to amend GGAC’s charter to allow for a longer period of time to complete a business combination. GGAC has determined that it will not be able to consummate a business combination by June 25, 2016. Accordingly, GGAC is proposing the Extension Amendment and Conversion Amendment proposals to allow for a longer period of time to complete a business combination. GGAC’s IPO prospectus and charter stated that GGAC would not take any action to amend or waive these provisions (except in connection with, and to be effective upon, a business combination) to allow it to survive for a longer period of time if it did not appear it would be able to consummate a business combination by June 25, 2016. Notwithstanding the foregoing, because GGAC believes the proposed business combination with Grupo Colombo to be in the best interests of GGAC’s shareholders, and because GGAC may not be able to complete the proposed business combination by June 25, 2016, GGAC has determined to seek shareholder approval to extend the time for closing a business combination beyond June 25, 2016 to the Extended Date. If the Extension Amendment and Conversion Amendment are approved, GGAC expects to seek shareholder approval of such business combination once the previously disclosed financial reorganization is completed and all other conditions necessary to complete the transaction are fulfilled.

GGAC is not asking you to vote on the proposed business combination with Grupo Colombo at this time. If you vote in favor of the Extension Amendment and do not elect to convert your public shares, you will retain the right to vote on any proposed business combination in the future and the right to convert your public shares into a pro rata portion of the trust account in the event the proposed business combination is approved and completed or the Company has not consummated a business combination by the Extended Date.

GGAC’s charter purports to prohibit amendment to certain of its provisions, including any amendment that would extend its corporate existence beyond the above date, except in connection with, and effective upon consummation of, a business combination. We believe that the foregoing charter provisions were included to protect GGAC shareholders from having to sustain their investments for an unreasonably long period if GGAC failed to find a suitable business combination in the timeframe contemplated by the charter, and the application of those investments without the shareholder review customarily provided for them. We also believe, however, that given GGAC’s expenditure of time, effort and money on the potential business combination with Grupo Colombo, circumstances warrant providing those who believe they might find the potential business combination to be an attractive investment with an opportunity to consider such a transaction, inasmuch as GGAC is also affording shareholders who wish to convert their public shares as originally contemplated, the opportunity to do so as well. Accordingly, we believe that the Extension Amendment and Conversion Amendment proposals are consistent with the spirit in which GGAC offered its securities to the public.

After careful consideration of all relevant factors, GGAC’s board of directors determined that the Extension Amendment and Conversion Amendment are fair to and in the best interests of GGAC and its shareholders.

The Board of Directors recommends that you vote “FOR” the Extension Amendment and Conversion Amendment proposals.  The Board of Directors expresses no opinion as to whether you should convert your public shares.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of GGAC’s ordinary shares as of the record date by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

●	each of our current officers and directors; and

●	all current officers and directors as a group.

As of the record date, there were a total of 18,602,813 outstanding ordinary shares of GGAC including 14,375,000 outstanding public shares.  Unless otherwise indicated, all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Ordinary Shares
Directors and Executive Officers:(1)
Mario Garnero	3,931,328	(2)	21.1%
Javier Martin Riva	89,844		*
John Tonelli	44,922		*
Amir Adnani	44,922		*
Nelson Narciso Filho	44,922		*
All directors and executive officers as a group (five individuals)	4,155,938		22.3%

Five Percent Holders:
AQR Capital Management, LLC Two Greenwich Plaza, 3rd Floor Greenwich, CT 06830	1,972,460	(3)	10.6%
Polar Securities, Inc.
401 Bay Street, Suite 1900 PO Box 19 Toronto, Ontario M5H 2Y4 Canada	2,273,841	(4)	12.2%
Glazer Capital, LLC
250 W. 55th Street, Suite 30A New York, New York 10019	930,232	(5)	5.0%

*         Less than one percent.

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Garnero Group Acquisition Company, Av. Brig. Faria Lima, 1485 – 19 Andar, Brasilinvest Plaza, Sao Paulo-SP, CEP 01452-002, Brazil.
(2)	Includes 562,188 GGAC ordinary shares held by Garnero Group Holding Company, over which Mr. Garnero has voting and dispositive control.
(3)	Includes GGAC ordinary shares held by AQR Diversified Arbitrage Fund, for which AQR Capital Management, LLC serves as investment manager. Information derived from a Schedule 13G/A filed on February 16, 2016.

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(4)	Includes GGAC ordinary shares held by North Pole Capital Master Fund, for which Polar Securities Inc. serves as the investment manager. Information derived from a Schedule 13G/A filed on November 4, 2014.

(5)	Represents GGAC ordinary shares beneficially owned by Paul J. Glazer in his capacity as (i) the managing member of Paul J. Glazer, LLC, a Delaware limited liability company, which in turn serves as the general partner of Glazer Capital Management L.P. (“GCM”) and Glazer Enhanced Fund, L.P. (“GEF”), both Delaware limited partnerships, and (ii) the managing member of Glazer Capital, LLC (“GCL”) which in turn serves as the investment manager of GCM, GEF and Glazer Offshore Fund, Ltd. (“GOF”) and Glazer Enhanced Offshore Fund, Ltd. (“GEOF”), both Cayman Islands corporations. In addition, GCL manages on a discretionary basis separate accounts for three unrelated entities that own GGAC ordinary shares. Although Mr. Glazer does not directly own any shares of Common Stock, Mr. Glazer is deemed to beneficially own the 930,232 GGAC ordinary shares held by GOF, GEOF, GCM, GEF and the separate accounts. Information derived from a Schedule 13G filed on February 19, 2016.

All of the initial shares issued prior to our IPO are held in escrow with Continental Stock Transfer & Trust Company, as escrow agent, pursuant to an escrow agreement.

SHAREHOLDER PROPOSALS

If the Extension Amendment and Conversion Amendment proposals are approved, GGAC’s 2016 general meeting of shareholders will likely be held on or before the Extended Date in connection with any proposed business combination.  If you are a shareholder and you want to include a proposal in the proxy statement for the year 2016 general meeting, you need to provide it to GGAC by no later than approximately _________, 2016.  You should direct any proposals to GGAC’s secretary at GGAC’s principal office.

If the Extension Amendment and Conversion Amendment proposals are not approved, there will be no general meeting in 2016.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, GGAC and its agents that deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of GGAC’s proxy statement.  Upon written or oral request, GGAC will deliver a separate copy of the proxy statement to any shareholder at a shared address who wishes to receive separate copies of such documents in the future.  Shareholders receiving multiple copies of such documents may likewise request that GGAC deliver single copies of such documents in the future.  Shareholders may notify GGAC of their requests by calling or writing GGAC at GGAC’s principal executive offices at Av Brig. Faria Lima 1485 – 19 Andar, Brasilinvest Plaza, Sao Paulo-SP, CEP 01452-002, Brazil.

WHERE YOU CAN FIND MORE INFORMATION

GGAC files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended.  You may read and copy reports, proxy statements and other information filed by GGAC with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004.  GGAC files its reports, proxy statements and other information electronically with the SEC.  You may access information on GGAC at the SEC website containing reports, proxy statements and other information at http://www.sec.gov.  This proxy statement describes the material elements of relevant contracts, exhibits and other information attached as annexes to this proxy statement.  Information and statements contained in this proxy statement are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex to this document.

This proxy statement contains important business and financial information about us that is not included in or delivered with this document.  You may obtain this additional information, or additional copies of this proxy statement, at no cost, and you may ask any questions you may have about the Extension Amendment or the Conversion Amendment by contacting us at the following address, telephone number or facsimile number:

Garnero Group Acquisition Company

Av Brig. Faria Lima 1485 – 19 Andar

Brasilinvest Plaza

Sao Paulo-SP, CEP 01452-002

Brazil

Tel: +55 (11) 3094-7970

In order to receive timely delivery of the documents in advance of the extraordinary general meeting, you must make your request for information no later than _______, 2016.

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ANNEX A

GARNERO GROUP ACQUISITION COMPANY

(the “Company”)

RESOLUTIONS OF THE SHAREHOLDERS OF THE COMPANY

Extension Amendment Proposal

It is resolved as a special resolution THAT, effective immediately, the Amended and Restated Memorandum and Articles of Association of the Company be amended by amending Article 48.4 by deleting the introduction of such section in its entirety and replacing it with the following:

48.4	In the event that the Company does not consummate a Business Combination by August 25, 2016:

Conversion Amendment Proposal

It is resolved as a special resolution THAT, effective immediately, the Amended and Restated Memorandum and Articles of Association of the Company be amended by adding a new Article 48.12 as follows:

48.12: If the Company seeks to amend this Article 48 prior to the consummation of any Business Combination or the distribution of the Trust Fund (notwithstanding Section 48.1), the Company shall provide holders of Shares issued in the IPO with the opportunity to have such Shares repurchased by the Company for an amount equal to the Repurchase Price in connection with such amendment.

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PROXY

GARNERO GROUP ACQUISITION COMPANY

Av Brig. Faria Lima 1485 – 19 Andar

Brasilinvest Plaza

Sao Paulo-SP, CEP 01452-002

Brazil

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

JUNE __, 2016

YOUR VOTE IS IMPORTANT

FOLD AND DETACH HERE

GARNERO GROUP ACQUISITION COMPANY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON

JUNE __, 2016

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated June ___, 2016, in connection with the Extraordinary general meeting to be held at 11:00 a.m. EDT on June __, 2016 at the offices of Graubard Miller, 405 Lexington Avenue, New York, NY 10174, and hereby appoints Mario Garnero and Javier Martin Riva, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of Garnero Group Acquisition Company (the “Company”) registered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting of Shareholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present.  Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement. The full text of the resolutions being proposed are set forth as Annex A of the Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS CONSTITUTING THE EXTENSION AMENDMENT AND CONVERSION AMENDMENT CONSISTING OF PROPOSALS 1 AND 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be held on June __, 2016: This notice of meeting and the accompany proxy statement are available at http://www.cstproxy.com/garnerogroup/sm2016.

Proposal 1 –Extension of Corporate Life

Amend GGAC’s amended and restated memorandum and articles of association to extend the date that GGAC has to consummate a business combination to August 25, 2016.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 2 – Approve the Conversion

Amend GGAC’s amended and restated memorandum and articles of association to allow the holders of ordinary shares issued in GGAC’s initial public offering to elect to convert their public shares into their pro rata portion of the funds held in the trust account established at the time of the IPO if the extension is implemented.

☐	☐	☐

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Only if you vote “FOR” proposal Number 2 and you hold ordinary shares of the Company issued in the Company’s initial public offering, or public shares, may you exercise your conversion rights with respect to all or a portion of your public shares by marking the “Exercise Conversion Right” box below and indicating how many public shares for which you are exercising such conversion rights in the space provided.  If you exercise your conversion rights, then you will be exchanging the indicated number of your public shares for cash and you will no longer own such public shares.  You will only be entitled to receive cash for those public shares if you tender your SHARE certificates representing such converted public shares to the COMPANY’s duly appointed agent PRIOR TO THE VOTE AT SUCH MEETING.

EXERCISE CONVERSION RIGHTS ☐

CONVERT _____________ PUBLIC SHARES OF THE COMPANY

Dated:	________________ 2016

Shareholder’s Signature

Shareholder’s Signature

Signature should agree with name printed hereon.  If shares are held in the name of more than one person, EACH joint owner should sign.  Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign.  Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY.  THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS SET FORTH IN PROPOSALS 1 AND 2 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.  THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

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